          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                              Exhibit 10.5
                                              ------------
[NaviSite Logo]

September 16, 1998

This letter agreement ("Agreement") will serve as a binding agreement between Engage Technologies, Inc. ("Engage") on the one hand, and NaviSite Internet Services Corporation ("NaviSite") and Servercast Communications, L.L.C. ("Servercast" collectively with NaviSite, "NaviSite/Servercast"), on the other hand, concerning their respective responsibilities and the revenue sharing arrangement between the parties for jointly providing the ad management service solution to be called "AdBureau." This Agreement will remain in force until the parties complete a definitive agreement ("Definitive Agreement") that more fully describes terms of the arrangement between Engage and NaviSite/Servercast.

Engage will be responsible for providing the Accipiter AdManager software as well as the sales, marketing, billing and end user support of Customers using the AdBureau service.

NaviSite/Servercast will provide Internet connectivity, hardware, Oracle databases and other relevant software. NaviSite/Servercast will additionally market and sell AdBureau and bill directly the clients to whom it has sold AdBureau.

The fees and revenue sharing for the AdBureau service will be as follows:

Fees:
----

 .    Set-up Fee:  [**] NaviSite/Servercast,  [**] Engage). (NaviSite and Engage
     will discuss guidelines to reduce set-up fees to close sale.)

 .    Engage will sell the AdBureau service at the mutually agreed CPM pricing levels. A schedule is attached. Changes in pricing will require NaviSite/Servercast's approval. AdBureau prices assume an average ad size of 10Kb. If a customer's monthly ads, on average, exceed 10Kb, the customer will incur an additional monthly fee.

Revenue sharing:
---------------

 .    If AdBureau is sold through Engage the revenue split will be
          NaviSite/ServerCast -[**] Engage -[**]
 .    If AdBureau is sold through NaviSite/ServerCast the revenue split will be
          NaviSite/ServerCast -[**] Engage - [**]

Both parties agree to make sure that the right financial model is in place to ensure both parties are mutually incented.

 The information contained in this document is proprietary and confidential.   1

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Terms and Mutual Exclusivity
----------------------------

The initial of the Definitive Agreement shall be three (3) years commencing as of the Effective Date, unless terminated sooner for a material breach and other customary early termination events. Engage agrees to partner exclusively with NaviSite worldwide for the delivery of AdBureau for a three-year period, beginning on the effective date of the Definitive Agreement. While this is a worldwide exclusive, if NaviSite is unable to provide, or chooses not to provide, services in certain foreign markets, Engage will be free to establish relationships with other vendors to provide AdBureau services in those markets.

NaviSite, in turn, will not partner with competitive ad serving software companies to resell their ad serving software as a service. However, NaviSite will not be restricted from selling hosting services to customers for competitive ad serving software. Additionally, NaviSite may sell competitive ad serving software as a service if it is Engage-enable or it receives Engage's prior approval.

The Definitive Agreement will include revenue and profitability targets to be mutually agreed upon by the parties. There will be a review period every six (6) months to evaluate if monthly revenues or profitability are below target, in which case we will jointly re-architect the AdBureau service without affecting current clients.

Upon the completion of the initial term, the Definitive shall automatically renew for an additional one (1) year term, unless either party gives written notice to terminate ninety (90) days prior to the expiration of the initial term or any renewal term.

Additional provisions:
---------------------

 .    All contracts with customers will be signed with a 1-year minimum to ensure that any additional infrastructure incurred by NaviSite/ServerCast will be covered. Variations from the 1-year contract will require NaviSite/Servercast's approval.

 .    Engage will provide NaviSite/Sercast with the standard AdBureau contract for its review/approval. Variations from this standard contract will require approval by both parties to ensure mutual acceptability.

 .    NaviSite/Servercast will participate in testing all Beta versions of
     AdManager. It will roll out new version based on reasonable best efforts and reflecting the commercial viability of these new versions. Engage will make reasonable best efforts to develop these new versions of AdManager with the needs of NaviSite/Servercast and AdBureau customers in mind.

 The information contained in this document is propriety and confidential.   2

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

 .    Monthly minimum prices:
     Tier One (small customers with limited capital; ad serving size,[**] impressions per month). For these small customers Navisite/Servercast will not use Oracle.

There will be a cold back-up which means ad serving will be down for about 5 to 10 minutes (in the early am) daily. Fee: [**] monthly minimum with a set-up charge of [**] upgrade to move to Oracle/Tier two. (To complete the sale, Engage may drop the minimum charges to [**] monthly and [**] set up.)

Tier Two (customers with greater financial resources; ad serving volume, 1 ad on up). For these customers NaviSite/Servercast will be using Oracle databases with a hot back-up. Fee: [**] monthly minimum which corresponds to serving roughly [**] ad impressions a month at the [**] CPM. (To complete the sale, Engage may drop the minimum charges to [**] monthly and a [**] set-up.)

The parties hereby execute this Agreement by signing this letter in the space provided below.

AGREED AND ACCEPTED:

------------------------------------------------------------------------
NaviSite Internet Services    Engage Technologies, Inc.
------------------------------------------------------------------------

By:    /s/  [signature        By:    /s/  Paul Schaut
 illegible]
-----------------------------------------------------------------------
Name:  CFO                    Name:  Paul Schaut
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Title:                        Title:    CEO
-----------------------------------------------------------------------
Date:    9/22/98              Date:    9/16/98
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-----------------------------------------------------------------------
Servercast Communications, L.L.C.
-----------------------------------------------------------------------

By:    /s/  [signature
 illegible]
-----------------------------------------------------------------------
Name:
-----------------------------------------------------------------------
Title:    CFO
-----------------------------------------------------------------------
Date:    9/22/98
-----------------------------------------------------------------------

[SIGNATURE PAGE TO LETTER AGREEMENT DATED SEPTEMBER 16, 1998]

 The information contained in this document is propriety and confidential.  3